UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
October 16, 2007
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
Representatives of Ecology Coatings, Inc. will use the materials attached hereto as Exhibit 99.1 in investor presentations from time to time. We have also posted the presentation materials on our company website at www.ecologycoatings.com.
Please refer to page 1 of Exhibit 99.1 for a discussion of certain forward-looking statements included in the presentation materials. These forward-looking statements generally can be identified by phrases such as, Ecology Coatings (the “Company”), by and through its management, “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans,” “strengthens” or other words of similar import.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to: successfully commercialize its technology; generate revenues and achieve profitability in an intensely competitive industry; compete in products and prices with substantially larger and better capitalized competitors; secure, maintain and enforce a strong intellectual property portfolio; attract additional capital sufficient to finance our working capital requirements, as well as any investment of plant, property and equipment; develop a sales and marketing infrastructure; identify and maintain relationships with third party suppliers who can consistently provide us a reliable source of raw materials; acquire, develop, or identify for our own use, a manufacturing capacity; attract and retain talented individuals; continue operations during periods of adverse changes in general economic or market conditions, and; other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Presentation materials for investor presentations by Ecology Coatings, Inc.

SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, Ecology Coatings, Inc., has duly caused this report to be signed on its behalf by the undersigned hereto
Date: October 16, 2007

ECOLOGY COATINGS, INC., A Nevada corporation
/s/ Adam S. Tracy, Esq.
By: Adam S. Tracy
Title:	Vice President, General Counsel & Secretary

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